       This is a re-filing of a Form 8-A12B filing made on October 4, 2000 under
       CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

             Delaware                         13-3692801
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    (State of incorporation or     (IRS Employer Identification No.)
          organization)

       390 Greenwich Street
        New York, New York                       10013
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 (Address of principal executive              (Zip Code)
             offices)

-----------------------------------      --------------------------------------

If  this  form   relates   to  the       If  this  form   relates  to  the
registration   of   a   class            of registration   of  a   class of
securities   pursuant  to  Section       securities  pursuant  to  Section
12(b) of the  Exchange  Act and is       12(g) of the  Exchange Act and is
effective   pursuant   to  General       effective   pursuant  to  General
Instruction  A. (c),  please check       Instruction A. (d),  please check
the following box. [x]                   the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                 Name of Each Exchange on Which
     TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
     -------------------                 ------------------------------

    TIERS(SM) Certificates with a
    principal amount of $25,000,000
    (the "Certificates")                 New York Stock Exchange
-----------------------------------      --------------------------------------

 Securities to be registered pursuant to Section 12(g) of the Act:

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                                      NONE

Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

      The  description  of the  Certificates  to be registered  hereunder is set forth under the captions entitled:  "Summary";  "Risk Factors";  "Description of the Certificates";  "Certain ERISA Considerations";  and "Certain Federal Income
Tax  Considerations" in Registrant's  Prospectus  Supplement dated September 20,
2000, and "Risk  Factors" and  "Description  of  Certificates"  in  Registrant's
Prospectus,  dated May 13, 1999,  which  description is  incorporated  herein by reference.

Item 2.    Exhibits.
           --------

     1. Certificate of  Incorporation of Structured  Products Corp. is set forth as Exhibit 3.1 to the  Registration  Statement  on Form S-3 and is  incorporated herein by reference.

     2. By-laws,  as amended,  of  Structured  Products  Corp.  are set forth as
Exhibit  3.2 to the  Registration  Statement  and  are  incorporated  herein  by reference.

     3. Form of Trust Agreement is set forth as Exhibit 4.3 to the  Registration
Statement and is incorporated herein by reference.

     4. Form of the Prospectus is attached to the Registration  Statement and is incorporated herein by reference.

     5. Form of the  Prospectus  Supplement  dated  September 20, 2000 which was filed with the Securities and Exchange  Commission on October 4, 2000,  pursuant to the Rule 424(b)(5)  under the  Securities  Act of 1933,  and is  incorporated herein by reference.

     6. Form of TIERSSM Supplement 2000-11, dated as of September 20, 2000, which is set forth as an exhibit on Form 8-A12B filed with the Securities and Exchange
Commission, for Structured Products Corp., on October 4, 2000, and is incorporated herein by reference.

                   [Balance of page left intentionally blank]

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant  has duly caused this  registration  statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               STRUCTURED PRODUCTS CORP.

Date: October 4, 2000

                               By: /s/ Matthew Mayers
                                   __________________

                                   Authorized Signatory